Equinix Reports Fourth Quarter And Year-End 2013 Results

- Reported 2013 annual revenues of $2,152.8 million, a 14% increase over the previous year

- Announced 2014 annual guidance of revenues to be greater than $2,380.0 million, adjusted EBITDA to be greater than $1,100.0 million

REDWOOD CITY, Calif., Feb. 19, 2014 /PRNewswire/ -- Equinix, Inc. (Nasdaq: EQIX), a global interconnection and data center company, today reported quarterly and year-end results for the period ended December 31, 2013. The Company uses certain non-GAAP financial measures, which are described further below and reconciled to the most comparable GAAP financial measures after the presentation of our GAAP financial statements.

(Logo: http://photos.prnewswire.com/prnh/20140102/MM39832LOGO)

Revenues were $564.7 million for the fourth quarter, a 4% increase over the previous quarter and a 12% increase over the same quarter last year. Revenues for the year ended December 31, 2013, were $2,152.8 million, a 14% increase over 2012. Recurring revenues, consisting primarily of colocation, interconnection and managed services were $538.1 million for the fourth quarter, a 4% increase over the previous quarter, and $2,050.0 million for the year ended December 31, 2013, a 14% increase over 2012. Non-recurring revenues were $26.6 million for the fourth quarter and $102.8 million for the year ended December 31, 2013. Churn for the fourth quarter was 2.3%, down from 2.5% for the previous quarter and consistent with prior guidance.

"In 2013, Equinix delivered over $2 billion of revenue and for the first time over $1 billion of adjusted EBITDA, demonstrating the strength of our business model. Fourth quarter results were positive, underpinned by significant growth in cloud and IT services," said Steve Smith, president and CEO of Equinix. "As we enter 2014, we see continued strength in the business and are well positioned to execute on emerging growth opportunities."

Cost of revenues were $269.7 million for the fourth quarter, a slight increase over the previous quarter, and $1,064.4 million for the year ended December 31, 2013, a 13% increase over 2012. Cost of revenues, excluding depreciation, amortization, accretion and stock-based compensation of $95.4 million for the quarter and $385.6 million for the year, which we refer to as cash cost of revenues, were $174.3 million for the quarter, a slight increase from the previous quarter, and $678.8 million for the year ended December 31, 2013, a 14% increase over 2012. Gross margins for the quarter were 52%, up from 50% for the previous quarter and up from 51% for the same quarter last year. Gross margins were 51% for the year ended December 31, 2013, up from 50% for the prior year. Cash gross margins, defined as gross profit before depreciation, amortization, accretion and stock-based compensation, divided by revenues, for the quarter were 69%, up from 68% for the previous quarter and unchanged from the same quarter last year. Cash gross margins were 68% for the year ended December 31, 2013, unchanged from the prior year.

Selling, general and administrative expenses were $165.7 million for the fourth quarter, a 5% increase over the previous quarter, and $621.4 million for the year ended December 31, 2013, a 17% increase over 2012. Selling, general and administrative expenses, excluding depreciation, amortization, accretion and stock-based compensation of $38.8 million for the quarter and $148.4 million for the year, which we refer to as cash selling, general and administrative expenses, were $126.9 million for the quarter, a 5% increase from the previous quarter, and $473.0 million for the year ended December 31, 2013, a 17% increase over 2012.

The Company recorded a loss on debt extinguishment of $14.9 million for the quarter primarily attributed to the prepayment of financing liabilities for two of our IBX data centers. The loss on debt extinguishment of $108.5 million for the year ended December 31, 2013 was primarily attributed to the redemption of the entire principal amount of the $750.0 million 8.125% senior notes in April 2013.

Interest expense was $65.5 million for the fourth quarter, a 6% increase from the previous quarter, and $248.8 million for the year ended December 31, 2013, a 24% increase over 2012, primarily attributed to the $1.5 billion senior notes offering in March 2013, additional financings such as various capital lease and other financing obligations to support the Company's expansion projects and less capitalized interest expense. The Company recorded income tax expense of $2.0 million for the fourth quarter as compared to income tax expense of $12.4 million in the prior quarter and income tax expense of $16.2 million for the year ended December 31, 2013 as compared to income tax expense of $58.6 million in the prior year.

Net income attributable to Equinix for the fourth quarter was $45.2 million. This represents a basic net income per share attributable to Equinix of $0.91 and a diluted net income per share attributable to Equinix of $0.88 based on a weighted average share count of 49.8 million and 53.5 million, respectively, for the fourth quarter. Net income attributable to Equinix for the year ended December 31, 2013 was $94.7 million. This represents a basic net income per share attributable to Equinix of $1.92 and a diluted net income per share attributable to Equinix of $1.89 based on a weighted average share count of 49.4 million and 50.1 million, respectively, for the year ended December 31, 2013. These amounts include the charges to the income statement for the loss on debt extinguishment of $14.9 million for the quarter and $108.5 million for the year ended December 31, 2013.

Income from continuing operations was $125.0 million for the fourth quarter, a 9% increase from the previous quarter, and $460.9 million for the year ended December 31, 2013, a 17% increase over 2012. Adjusted EBITDA, defined as income or loss from operations before depreciation, amortization, accretion, stock-based compensation, restructuring charges, impairment charges and acquisition costs, for the fourth quarter was $263.5 million, a 6% increase over the previous quarter, and $1,000.9 million for the year ended December 31, 2013, a 13% increase over 2012.

Capital expenditures, defined as gross capital expenditures less the net change in accrued property, plant and equipment in the fourth quarter, were $202.8 million, of which $134.8 million was attributed to expansion capital expenditures and $68.0 million was attributed to ongoing capital expenditures. Capital expenditures for the year ended December 31, 2013 were $572.4 million, of which $389.1 million was attributed to expansion capital expenditures and $183.3 million was attributed to ongoing capital expenditures.

To date, the Company has repurchased 0.5 million shares of its common stock under the $500 million share repurchase program authorized in December 2013 at an average price of $172.47 per share for total consideration of $92.5 million.

The Company generated cash from operating activities of $166.7 million for the fourth quarter as compared to $206.6 million in the previous quarter, primarily attributed to the first payment of semi-annual interest related to the $1.5 billion senior notes and an increase in cash paid for taxes in the fourth quarter. Cash generated from operating activities for the year ended December 31, 2013 was $604.6 million as compared to $632.0 million in the previous year. Cash used in investing activities was $233.4 million in the fourth quarter as compared to cash used in investing activities of $331.0 million in the previous quarter. Cash used in investing activities for the year ended December 31, 2013 was $1,169.3 million as compared to cash used in investing activities of $442.9 million in the previous year, primarily attributed to net purchases of investments in marketable securities during 2013. Cash used in financing activities was $70.6 million for the fourth quarter as compared to cash used in financing activities of $1.2 million in the previous quarter. Cash provided by financing activities was $574.9 million for the year ended December 31, 2013, primarily attributed to the issuance of the $1.5 billion senior notes offset by the redemption of the $750.0 million 8.125% senior notes, as compared to cash used in financing activities of $222.7 million in the previous year, primarily attributed to the settlement on the 2.50% convertible subordinated notes upon maturity during the year.

As of December 31, 2013, the Company's cash, cash equivalents and investments were $1,030.1 million, as compared to $546.5 million as of December 31, 2012.

Revision of Previously-Issued Financial Statements

In November 2013, we completed our evaluation of whether a lengthening of the estimated period over which non-recurring installation fees are recognized, which we originally incorrectly considered a change in estimate that we began to recognize prospectively beginning in the second quarter of 2013, should have been applied in earlier periods. We concluded that these longer lives should have been identified and utilized for revenue recognition purposes beginning in 2006. We assessed the materiality of this error individually and in the aggregate on prior periods' financial statements in accordance with the SEC's Staff Accounting Bulletins No. 99 and 108 and, based on an analysis of quantitative and qualitative factors, determined that the error was not material to any of our prior interim and annual financial statements and, therefore, the previously-issued financial statements could continue to be relied upon and that amendment of previously filed reports with the SEC was not required. We also determined that correcting the cumulative amount of the non-recurring installation fees of $27.2 million as of December 31, 2012 in 2013 would be material to the projected 2013 consolidated financial statements, and, as such, we revised our previously-issued consolidated financial statements accordingly, commencing with our Form 10-Q for the quarterly period ended September 30, 2013. Such adjustment has no effect on our total cash flows. As part of the revision to our previously-issued consolidated financial statements noted above, we also revised our consolidated financial statements for several previously identified immaterial errors that were either uncorrected or corrected in a period subsequent to the period in which the error originated, as more fully described in Note 2 of our Form 10-Q filed for the quarterly period ended September 30, 2013. The financial results contained herein are the as revised financial statements.

Business Outlook

For the first quarter of 2014, the Company expects revenues to range between $572.0 and $576.0 million. Cash gross margins are expected to approximate 68% to 69%. Cash selling, general and administrative expenses are expected to range between $133.0 and $137.0 million. Adjusted EBITDA is expected to range between $256.0 and $260.0 million, which includes $11.0 million in professional fees and costs primarily related to the REIT conversion. Capital expenditures are expected to range between $130.0 and $140.0 million, comprised of approximately $60.0 million of ongoing capital expenditures and $70.0 to $80.0 million of expansion capital expenditures.

For the full year of 2014, total revenues are expected to be greater than $2,380.0 million, or an as reported 11% year over year growth rate, which includes negative foreign currency headwinds of approximately $12.0 million compared to the rates used from our prior guidance. Total year cash gross margins are expected to approximate 69%. Cash selling, general and administrative expenses are expected to range between $530.0 and $550.0 million. Adjusted EBITDA for the year is expected to be greater than $1,100.0 million, which includes negative foreign currency headwinds of approximately $5.0 million compared to the rates used from our prior guidance, and includes $37.0 million in professional fees and costs primarily related to the REIT conversion. Capital expenditures for 2014 are expected to range between $550.0 and $650.0 million, comprised of approximately $200.0 million of ongoing capital expenditures and $350.0 to $450.0 million for expansion capital expenditures.

The U.S. dollar exchange rates used for 2014 guidance are $1.36 to the Euro, $1.64 to the Pound, S$1.26 to the U.S. dollar and R$2.39 to the U.S. dollar. The 2014 global revenue breakdown by currency for the Euro, Pound, Singapore dollar and Brazilian Real is 15%, 9%, 6% and 4%, respectively.

Company Metrics and Q4 Results Presentation

The Company will discuss its results and guidance on its quarterly conference call on Wednesday, February 19, 2014, at 5:30 p.m. ET (2:30 p.m. PT). A simultaneous live Webcast of the call will be available on the Equinix investors website located at www.equinix.com/investors. To hear the conference call live, please dial 1-210-234-8004 (domestic and international) and reference the passcode (EQIX). A presentation to accompany the call as well as the Company's Non-Financial Metrics tracking sheet, will also be available on the website.

A replay of the call will be available beginning on Wednesday, February 19, 2014, at 7:30 p.m. (ET) through Tuesday, May 20, 2014, by dialing 1-203-369-1841 and reference the passcode (2013). In addition, the webcast will be available on the investors section of the Company's website over the same time period. No password is required for the replay or the webcast.

About Equinix

Equinix, Inc. (Nasdaq: EQIX), connects more than 4,500 companies directly to their customers and partners inside the world's most networked data centers. Today, businesses leverage the Equinix interconnection platform in 32 strategic markets across the Americas, EMEA and Asia-Pacific. www.equinix.com.

Non-GAAP Financial Measures

Equinix provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Equinix uses non-GAAP financial measures, such as adjusted EBITDA, cash cost of revenues, cash gross margins, cash operating expenses (also known as cash selling, general and administrative expenses or cash SG&A), adjusted EBITDA margins, free cash flow, adjusted free cash flow, discretionary free cash flow and adjusted discretionary free cash flow to evaluate its operations. In presenting these non-GAAP financial measures, Equinix excludes certain items that it believes are not good indicators of the Company's current or future operating performance. These items are depreciation, amortization, accretion of asset retirement obligations and accrued restructuring charges, stock-based compensation, restructuring charges, impairment charges and acquisition costs. Legislative and regulatory requirements encourage use of and emphasis on GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. Equinix excludes these items in order for Equinix's lenders, investors, and industry analysts who review and report on the Company, to better evaluate the Company's operating performance and cash spending levels relative to its industry sector and competitors.

Equinix excludes depreciation expense as these charges primarily relate to the initial construction costs of our IBX centers and do not reflect our current or future cash spending levels to support our business. Our IBX centers are long-lived assets, and have an economic life greater than 10 years. The construction costs of our IBX centers do not recur and future capital expenditures remain minor relative to our initial investment. This is a trend we expect to continue. In addition, depreciation is also based on the estimated useful lives of our IBX centers. These estimates could vary from actual performance of the asset, are based on historic costs incurred to build out our IBX centers, and are not indicative of current or expected future capital expenditures. Therefore, Equinix excludes depreciation from its operating results when evaluating its operations.

In addition, in presenting the non-GAAP financial measures, Equinix excludes amortization expense related to certain intangible assets, as it represents a cost that may not recur and is not a good indicator of the Company's current or future operating performance. Equinix excludes accretion expense, both as it relates to its asset retirement obligations as well as its accrued restructuring charges, as these expenses represent costs which Equinix believes are not meaningful in evaluating the Company's current operations. Equinix excludes stock-based compensation expense as it primarily represents expense attributed to equity awards that have no current or future cash obligations. As such, we, and many investors and analysts, exclude this stock-based compensation expense when assessing the cash generating performance of our operations. Equinix excludes restructuring charges from its non-GAAP financial measures. The restructuring charges relate to the Company's decision to exit leases for excess space adjacent to several of our IBX centers, which we did not intend to build out, or our decision to reverse such restructuring charges or severance charges related to the Switch and Data acquisition. Equinix also excludes impairment charges related to certain long-lived assets. The impairment charges are related to expense recognized whenever events or changes in circumstances indicate that the carrying amount of long-lived assets are not recoverable. Finally, Equinix excludes acquisition costs from its non-GAAP financial measures. The acquisition costs relate to costs the Company incurs in connection with business combinations. Management believes such items as restructuring charges, impairment charges and acquisition costs are non-core transactions; however, these types of costs will or may occur in future periods.

Our management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. However, we have presented such non-GAAP financial measures to provide investors with an additional tool to evaluate our operating results in a manner that focuses on what management believes to be our core, ongoing business operations. Management believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with past reports and provides a better understanding of the overall performance of the business and its ability to perform in subsequent periods. Equinix believes that if it did not provide such non-GAAP financial information, investors would not have all the necessary data to analyze Equinix effectively.

Investors should note, however, that the non-GAAP financial measures used by Equinix may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. In addition, whenever Equinix uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

Equinix does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, accretion, stock-based compensation, net income (loss) from operations, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data. Equinix intends to calculate the various non-GAAP financial measures in future periods consistent with how they were calculated for the periods presented within this press release.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the challenges of acquiring, operating and constructing IBX centers and developing, deploying and delivering Equinix services; unanticipated costs or difficulties relating to the integration of companies we have acquired or will acquire into Equinix; a failure to receive significant revenue from customers in recently built out or acquired data centers; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; and other risks described from time to time in Equinix's filings with the Securities and Exchange Commission. In particular, see Equinix's recent quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

Equinix and IBX are registered trademarks of Equinix, Inc. International Business Exchange is a trademark of Equinix, Inc.

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2013	2013	2012	2013	2012

Recurring revenues	$ 538,060	$ 515,566	$ 482,826	$ 2,049,962	$ 1,797,068
Non-recurring revenues	26,617	27,518	23,233	102,804	90,308
Revenues	564,677	543,084	506,059	2,152,766	1,887,376

Cost of revenues	269,743	268,960	249,329	1,064,403	944,617
Gross profit	294,934	274,124	256,730	1,088,363	942,759

Operating expenses:
Sales and marketing	67,250	61,619	55,690	246,623	202,914
General and administrative	98,466	96,874	86,536	374,790	328,266
Restructuring charges	-	-	-	(4,837)	-
Impairment charges	-	-	9,861	-	9,861
Acquisition costs	4,229	438	1,939	10,855	8,822
Total operating expenses	169,945	158,931	154,026	627,431	549,863

Income from operations	124,989	115,193	102,704	460,932	392,896

Interest and other income (expense):
Interest income	794	929	758	3,387	3,466
Interest expense	(65,503)	(61,957)	(50,516)	(248,792)	(200,328)
Loss on debt extinguishment	(14,899)	-	-	(108,501)	(5,204)
Other income (expense)	1,959	985	(717)	5,253	(2,208)
Total interest and other, net	(77,649)	(60,043)	(50,475)	(348,653)	(204,274)

Income from continuing operations before income taxes	47,340	55,150	52,229	112,279	188,622

Income tax expense	(1,967)	(12,397)	(17,476)	(16,156)	(58,564)

Net income from continuing operations	45,373	42,753	34,753	96,123	130,058

Net income from discontinued operations, net of tax	-	-	6	-	1,234
Gain on sale of discontinued operations, net of tax	-	-	11,852	-	11,852

Net income	45,373	42,753	46,611	96,123	143,144

Net income attributable to redeemable non-controlling interests	(186)	(282)	(1,273)	(1,438)	(3,116)

Net income attributable to Equinix	$ 45,187	$ 42,471	$ 45,338	$ 94,685	$ 140,028

Net income per share attributable to Equinix:

Basic net income per share from continuing operations	$ 0.91	$ 0.86	$ 0.69	$ 1.92	$ 2.65
Basic net income per share from discontinued operations	-	-	0.24	-	0.27
Basic net income per share (1)	$ 0.91	$ 0.86	$ 0.93	$ 1.92	$ 2.92

Diluted net income per share from continuing operations	$ 0.88	$ 0.83	$ 0.67	$ 1.89	$ 2.58
Diluted net income per share from discontinued operations	-	-	0.22	-	0.25
Diluted net income per share (2)	$ 0.88	$ 0.83	$ 0.89	$ 1.89	$ 2.83

Shares used in computing basic net income per share	49,765	49,555	48,673	49,438	48,004

Shares used in computing diluted net income per share	53,499	53,581	52,917	50,116	51,816

(1)	The net income used in the computation of basic net income per share attributable to Equinix is presented below:

Net income from continuing operations	$ 45,373	$ 42,753	$ 34,753	$ 96,123	$ 130,058
Net income attributable to non-controlling interests	(186)	(282)	(1,273)	(1,438)	(3,116)
Net income from continuing operations attributable to Equinix, basic	45,187	42,471	33,480	94,685	126,942
Net income from discontinued operations	-	-	11,858	-	13,086
Net income attributable to Equinix, basic	$ 45,187	$ 42,471	$ 45,338	$ 94,685	$ 140,028

(2)	The net income used in the computation of diluted net income per share attributable to Equinix is presented below:

Net income from continuing operations attributable to Equinix, basic	$ 45,187	$ 42,471	$ 33,480	$ 94,685	$ 126,942
Interest on convertible debt	1,847	1,865	1,707	-	6,789
Net income from continuing operations attributable to Equinix, diluted	47,034	44,336	35,187	94,685	133,731
Net income from discontinued operations	-	-	11,858	-	13,086
Net income attributable to Equinix, diluted	$ 47,034	$ 44,336	$ 47,045	$ 94,685	$ 146,817

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(in thousands)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2013	2013	2012	2013	2012

Net income	$ 45,373	$ 42,753	$ 46,611	$ 96,123	$ 143,144

Other comprehensive income (loss), net of tax:
Foreign currency translation gain (loss)	6,905	78,113	9,307	(18,203)	36,194
Unrealized gain (loss) on available for sale securities	(376)	438	(37)	(298)	(23)
Unrealized loss on cash flow hedges	(1,750)	-	-	(1,750)	-
Other comprehensive income (loss), net of tax:	4,779	78,551	9,270	(20,251)	36,171

Comprehensive income, net of tax	50,152	121,304	55,881	75,872	179,315

Net income attributable to redeemable non-controlling interests	(186)	(282)	(1,273)	(1,438)	(3,116)
Other comprehensive income (loss) attributable to redeemable non-controlling interests	3,185	(200)	3,330	7,526	6,485

Comprehensive income attributable to Equinix, net of tax	$ 53,151	$ 120,822	$ 57,938	$ 81,960	$ 182,684

EQUINIX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

Assets	December 31,	December 31,
	2013	2012

Cash and cash equivalents	$ 261,894	$ 252,213
Short-term investments	369,808	166,492
Accounts receivable, net	184,840	163,840
Other current assets	72,118	57,547
Total current assets	888,660	640,092
Long-term investments	398,390	127,819
Property, plant and equipment, net	4,591,650	3,915,738
Goodwill	1,042,153	1,042,564
Intangible assets, net	184,182	201,562
Other assets	387,324	208,022
Total assets	$ 7,492,359	$ 6,135,797

Liabilities and Stockholders' Equity

Accounts payable and accrued expenses	$ 263,223	$ 268,853
Accrued property and equipment	64,601	63,509
Current portion of capital lease and other financing obligations	17,214	15,206
Current portion of mortgage and loans payable	53,508	52,160
Other current liabilities	147,958	149,344
Total current liabilities	546,504	549,072
Capital lease and other financing obligations, less current portion	914,032	545,853
Mortgage and loans payable, less current portion	199,700	188,802
Senior notes	2,250,000	1,500,000
Convertible debt	724,202	708,726
Other liabilities	274,955	245,725
Total liabilities	4,909,393	3,738,178

Redeemable non-controlling interests	123,902	84,178

Common stock	50	49
Additional paid-in capital	2,693,887	2,582,238
Treasury stock	(84,663)	(36,676)
Accumulated other comprehensive loss	(113,767)	(101,042)
Accumulated deficit	(36,443)	(131,128)
Total stockholders' equity	2,459,064	2,313,441

Total liabilities, redeemable non-controlling interests
and stockholders' equity	$ 7,492,359	$ 6,135,797

Ending headcount by geographic region is as follows:

Americas headcount	1,984	1,821
EMEA headcount	899	811
Asia-Pacific headcount	617	521
Total headcount	3,500	3,153

EQUINIX, INC.
SUMMARY OF DEBT OUTSTANDING
(in thousands)
(unaudited)

	December 31,	December 31,
	2013	2012

Capital lease and other financing obligations	$ 931,246	$ 561,059

U.S. term loan	140,000	180,000
ALOG financing	67,882	48,807
Mortgage payable	43,497	-
Paris 4 IBX financing	122	8,071
Other loans payable	1,707	4,084
Total loans payable	253,208	240,962

Senior notes	2,250,000	1,500,000

Convertible debt, net of debt discount	724,202	708,726
Plus debt discount	45,508	60,990
Total convertible debt principal	769,710	769,716

Total debt outstanding	$ 4,204,164	$ 3,071,737

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2013	2013	2012	2013	2012

Cash flows from operating activities:
Net income	$ 45,373	$ 42,753	$ 46,611	$ 96,123	$ 143,144
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation, amortization and accretion	106,682	105,534	102,627	431,008	402,234
Stock-based compensation	27,630	27,280	21,593	102,940	83,025
Debt issuance costs and debt discount	6,266	5,965	5,308	23,868	23,365
Loss on debt extinguishment	14,899	-	-	108,501	5,204
Restructuring charges	-	-	-	(4,837)	-
Impairment charges	-	-	9,861	-	9,861
Gain on sale of discontinued operations	-	-	(11,852)	-	(11,852)
Excess tax benefits from employee equity awards	42	(4,951)	(19,457)	(27,330)	(72,631)
Other reconciling items	7,196	4,595	1,486	18,825	7,532
Changes in operating assets and liabilities:
Accounts receivable	12,336	3,469	20,299	(27,956)	(26,601)
Income taxes, net	(36,622)	3,989	2,893	(108,189)	24,089
Accounts payable and accrued expenses	(10,157)	17,003	26,203	7,242	33,538
Other assets and liabilities	(6,939)	925	(1,880)	(15,587)	11,118
Net cash provided by operating activities	166,706	206,562	203,692	604,608	632,026
Cash flows from investing activities:
Purchases, sales and maturities of investments, net	18,641	(89,219)	(15,162)	(479,136)	499,251
Purchase of Frankfurt Kleyer 90 Carrier Hotel	(48,739)	(1,353)	-	(50,092)	-
Purchase of New York IBX data center	-	(70,481)	-	(73,441)	-
Purchase of Dubai IBX data center	-	-	(22,918)	-	(22,918)
Purchase of Asia Tone, less cash acquired	-	862	(8,133)	755	(202,338)
Purchase of ancotel, less cash acquired	-	-	-	-	(84,236)
Purchases of real estate	-	(891)	(24,656)	(891)	(24,656)
Purchases of other property, plant and equipment	(202,841)	(171,035)	(210,408)	(572,406)	(764,500)
Proceeds from sale of discontinued operations	-	-	76,458	-	76,458
Other investing activities	(423)	1,159	899	5,898	80,066
Net cash used in investing activities	(233,362)	(330,958)	(203,920)	(1,169,313)	(442,873)
Cash flows from financing activities:
Purchases of treasury stock	(48,799)	-	-	(48,799)	(13,364)
Proceeds from employee equity awards	3,810	12,202	5,998	31,892	56,137
Proceeds from loans payable	26,304	1,734	4,049	28,038	262,591
Proceeds from senior notes	-	-	-	1,500,000	-
Repayment of capital lease and other financing obligations	(27,907)	(4,553)	(3,471)	(40,133)	(12,378)
Repayment of mortgage and loans payable	(10,196)	(10,113)	(13,332)	(52,500)	(329,111)
Repayment of senior notes	-	-	-	(750,000)	-
Repayment of convertible debt	-	-	-	-	(250,007)
Debt extinguishment costs	(13,189)	(3,750)	-	(97,864)	-
Excess tax benefits from employee equity awards	(42)	4,951	19,457	27,330	72,631
Other financing activities	(622)	(1,649)	(453)	(23,057)	(9,220)
Net cash provided by (used in) financing activities	(70,641)	(1,178)	12,248	574,907	(222,721)
Effect of foreign currency exchange rates on cash and cash equivalents	(551)	7,820	506	(521)	6,958
Net increase (decrease) in cash and cash equivalents	(137,848)	(117,754)	12,526	9,681	(26,610)
Cash and cash equivalents at beginning of period	399,742	517,496	239,687	252,213	278,823
Cash and cash equivalents at end of period	$ 261,894	$ 399,742	$ 252,213	$ 261,894	$ 252,213

Supplemental cash flow information:
Cash paid for taxes	$ 36,954	$ 9,882	$ 17,133	$ 123,690	$ 36,711
Cash paid for interest	$ 74,671	$ 38,319	$ 27,404	$ 210,629	$ 185,321

Free cash flow (1)	$ (85,297)	$ (35,177)	$ 14,934	$ (85,569)	$ (310,098)

Adjusted free cash flow (2)	$ 236	$ 50,855	$ 22,387	$ 174,548	$ 28,970

Ongoing capital expenditures (3)	$ 68,059	$ 41,064	$ 43,497	$ 183,330	$ 157,089

Discretionary free cash flow (4)	$ 98,647	$ 165,498	$ 160,195	$ 421,278	$ 474,937

Adjusted discretionary free cash flow (5)	$ 135,441	$ 179,667	$ 188,399	$ 557,726	$ 556,315

(1)

We define free cash flow as net cash provided by operating activities plus net cash provided by (used in) investing activities (excluding the net purchases, sales and maturities of investments) as presented below:

Net cash provided by operating activities as presented above	$ 166,706	$ 206,562	$ 203,692	$ 604,608	$ 632,026
Net cash used in investing activities as presented above	(233,362)	(330,958)	(203,920)	(1,169,313)	(442,873)
Purchases, sales and maturities of investments, net	(18,641)	89,219	15,162	479,136	(499,251)
Free cash flow (negative free cash flow)	$ (85,297)	$ (35,177)	$ 14,934	$ (85,569)	$ (310,098)

(2)

We define adjusted free cash flow as free cash flow (as defined above) excluding any purchases of real estate, acquisitions, sales of discontinued operations, any excess tax benefits from employee equity awards, cash paid for taxes associated with reclassifying our assets for tax purposes triggered by our planned conversion into a real estate investment trust ("REIT") and costs related to the planned REIT conversion, as presented below:

Free cash flow (as defined above)	$ (85,297)	$ (35,177)	$ 14,934	$ (85,569)	$ (310,098)
Less purchase of Frankfurt Kleyer 90 Carrier Hotel	48,739	1,353	-	50,092	-
Less purchase of New York IBX data center	-	70,481	-	73,441	-
Less purchase of Dubai IBX data center	-	-	22,918	-	22,918
Less purchase of Asia Tone, less cash acquired	-	(862)	8,133	(755)	202,338
Less purchase of ancotel, less cash acquired	-	-	-	-	84,236
Less purchases of real estate	-	891	24,656	891	24,656
Less sale of discontinued operations	-	-	(76,458)	-	(76,458)
Less excess tax benefits from employee equity awards	(42)	4,951	19,457	27,330	72,631
Less cash paid for taxes resulting from the planned REIT conversion	30,040	805	5,116	88,149	5,116
Less costs related to the planned REIT conversion	6,796	8,413	3,631	20,969	3,631
Adjusted free cash flow	$ 236	$ 50,855	$ 22,387	$ 174,548	$ 28,970

We categorize our cash paid for taxes into cash paid for taxes resulting from the planned REIT conversion (as defined above) and other cash taxes paid.

Cash paid for taxes resulting from the planned REIT conversion	$ 30,040	$ 805	$ 5,116	$ 88,149	$ 5,116
Other cash taxes paid	6,914	9,077	12,017	35,541	31,595
Total cash paid for taxes	$ 36,954	$ 9,882	$ 17,133	$ 123,690	$ 36,711

(3)

We refer to our purchases of other property, plant and equipment as our capital expenditures (or capex).  We categorize our capital expenditures into expansion and ongoing capex. Expansion capex is capex spent to build out our new data centers and data center expansions. Our ongoing capex represents all of our other capex spending.

Ongoing capital expenditures	$ 68,059	$ 41,064	$ 43,497	$ 183,330	$ 157,089
Expansion capital expenditures	134,782	129,971	166,911	389,076	607,411
Total capital expenditures	$ 202,841	$ 171,035	$ 210,408	$ 572,406	$ 764,500

(4)	We define discretionary free cash flow as net cash provided by operating activities less ongoing capital expenditures (as described above), as presented below:

Net cash provided by operating activities, as presented above	$ 166,706	$ 206,562	$ 203,692	$ 604,608	$ 632,026
Less ongoing capital expenditures	(68,059)	(41,064)	(43,497)	(183,330)	(157,089)
Discretionary free cash flow	$ 98,647	$ 165,498	$ 160,195	$ 421,278	$ 474,937

(5)

We define adjusted discretionary free cash flow as discretionary free cash flow (as defined above), excluding any excess tax benefits from employee equity awards, cash paid for taxes associated with reclassifying our assets for tax purposes triggered by our planned REIT conversion and costs related to the planned REIT conversion, as presented below:

Discretionary free cash flow (as defined above)	$ 98,647	$ 165,498	$ 160,195	$ 421,278	$ 474,937
Excess tax benefits from employee equity awards	(42)	4,951	19,457	27,330	72,631
Cash paid for taxes resulting from the planned REIT conversion	30,040	805	5,116	88,149	5,116
Costs related to the planned REIT conversion	6,796	8,413	3,631	20,969	3,631
Adjusted discretionary free cash flow	$ 135,441	$ 179,667	$ 188,399	$ 557,726	$ 556,315

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - NON-GAAP PRESENTATION
(in thousands)
(unaudited)

		Three Months Ended			Twelve Months Ended
		December 31,	September 30,	December 31,	December 31,	December 31,
		2013	2013	2012	2013	2012

Recurring revenues		$ 538,060	$ 515,566	$ 482,826	$ 2,049,962	$ 1,797,068
Non-recurring revenues		26,617	27,518	23,233	102,804	90,308
	Revenues (1)	564,677	543,084	506,059	2,152,766	1,887,376

Cash cost of revenues (2)		174,284	174,111	158,086	678,826	594,792
	Cash gross profit (3)	390,393	368,973	347,973	1,473,940	1,292,584

Cash operating expenses (4):
	Cash sales and marketing expenses (5)	54,235	48,172	43,996	195,117	162,924
	Cash general and administrative expenses (6)	72,628	72,356	64,291	277,925	241,803
	Total cash operating expenses (7)	126,863	120,528	108,287	473,042	404,727

Adjusted EBITDA (8)		$ 263,530	$ 248,445	$ 239,686	$ 1,000,898	$ 887,857

Cash gross margins (9)		69%	68%	69%	68%	68%

Adjusted EBITDA margins (10)		47%	46%	47%	46%	47%

Adjusted EBITDA flow-through rate (11)		70%	3%	69%	43%	52%

(1)	The geographic split of our revenues on a services basis is presented below:

	Americas Revenues:

	Colocation	$ 236,931	$ 230,583	$ 218,126	$ 917,089	$ 844,169
	Interconnection	62,306	61,984	56,426	242,296	216,156
	Managed infrastructure	12,811	12,905	11,981	52,430	49,587
	Rental	763	818	490	2,486	1,843
	Recurring revenues	312,811	306,290	287,023	1,214,301	1,111,755
	Non-recurring revenues	13,290	13,123	10,023	50,473	40,162
	Revenues	326,101	319,413	297,046	1,264,774	1,151,917

	EMEA Revenues:

	Colocation	117,003	108,906	95,823	430,357	359,106
	Interconnection	10,473	9,233	7,989	36,941	23,193
	Managed infrastructure	6,831	6,215	4,596	23,029	16,384
	Rental	1,660	116	325	2,034	1,319
	Recurring revenues	135,967	124,470	108,733	492,361	400,002
	Non-recurring revenues	8,819	8,784	8,593	32,657	32,918
	Revenues	144,786	133,254	117,326	525,018	432,920

	Asia-Pacific Revenues:

	Colocation	72,758	69,080	71,750	280,733	230,419
	Interconnection	11,090	10,433	9,090	40,626	32,754
	Managed infrastructure	5,434	5,293	6,230	21,941	22,138
	Recurring revenues	89,282	84,806	87,070	343,300	285,311
	Non-recurring revenues	4,508	5,611	4,617	19,674	17,228
	Revenues	93,790	90,417	91,687	362,974	302,539

	Worldwide Revenues:

	Colocation	426,692	408,569	385,699	1,628,179	1,433,694
	Interconnection	83,869	81,650	73,505	319,863	272,103
	Managed infrastructure	25,076	24,413	22,807	97,400	88,109
	Rental	2,423	934	815	4,520	3,162
	Recurring revenues	538,060	515,566	482,826	2,049,962	1,797,068
	Non-recurring revenues	26,617	27,518	23,233	102,804	90,308
	Revenues	$ 564,677	$ 543,084	$ 506,059	$ 2,152,766	$ 1,887,376

(2)	We define cash cost of revenues as cost of revenues less depreciation, amortization, accretion and stock-based compensation as presented below:

	Cost of revenues	$ 269,743	$ 268,960	$ 249,329	$ 1,064,403	$ 944,617
	Depreciation, amortization and accretion expense	(93,270)	(92,579)	(89,602)	(377,722)	(343,607)
	Stock-based compensation expense	(2,189)	(2,270)	(1,641)	(7,855)	(6,218)
	Cash cost of revenues	$ 174,284	$ 174,111	$ 158,086	$ 678,826	$ 594,792

	The geographic split of our cash cost of revenues is presented below:

	Americas cash cost of revenues	$ 87,794	$ 92,882	$ 82,665	$ 358,290	$ 328,892
	EMEA cash cost of revenues	52,363	47,924	43,888	191,220	159,248
	Asia-Pacific cash cost of revenues	34,127	33,305	31,533	129,316	106,652
	Cash cost of revenues	$ 174,284	$ 174,111	$ 158,086	$ 678,826	$ 594,792

(3)	We define cash gross profit as revenues less cash cost of revenues (as defined above).

(4)

We define cash operating expenses as operating expenses less depreciation, amortization, stock-based compensation, restructuring charges and acquisition costs. We also refer to cash operating expenses as cash selling, general and administrative expenses or "cash SG&A".

(5)	We define cash sales and marketing expenses as sales and marketing expenses less depreciation, amortization and stock-based compensation as presented below:

	Sales and marketing expenses	$ 67,250	$ 61,619	$ 55,690	$ 246,623	$ 202,914
	Depreciation and amortization expense	(6,273)	(6,197)	(6,469)	(24,968)	(21,260)
	Stock-based compensation expense	(6,742)	(7,250)	(5,225)	(26,538)	(18,730)
	Cash sales and marketing expenses	$ 54,235	$ 48,172	$ 43,996	$ 195,117	$ 162,924

(6)	We define cash general and administrative expenses as general and administrative expenses less depreciation, amortization and stock-based compensation as presented below:

	General and administrative expenses	$ 98,466	$ 96,874	$ 86,536	$ 374,790	$ 328,266
	Depreciation and amortization expense	(7,139)	(6,758)	(7,480)	(28,318)	(28,676)
	Stock-based compensation expense	(18,699)	(17,760)	(14,765)	(68,547)	(57,787)
	Cash general and administrative expenses	$ 72,628	$ 72,356	$ 64,291	$ 277,925	$ 241,803

(7)	Our cash operating expenses, or cash SG&A, as defined above, is presented below:

	Cash sales and marketing expenses	$ 54,235	$ 48,172	$ 43,996	$ 195,117	$ 162,924
	Cash general and administrative expenses	72,628	72,356	64,291	277,925	241,803
	Cash SG&A	$ 126,863	$ 120,528	$ 108,287	$ 473,042	$ 404,727

	The geographic split of our cash operating expenses, or cash SG&A, is presented below:

	Americas cash SG&A	$ 78,701	$ 76,227	$ 65,466	$ 297,766	$ 265,225
	EMEA cash SG&A	32,794	28,191	28,043	117,612	90,060
	Asia-Pacific cash SG&A	15,368	16,110	14,778	57,664	49,442
	Cash SG&A	$ 126,863	$ 120,528	$ 108,287	$ 473,042	$ 404,727

(8)

We define adjusted EBITDA as income from continuing operations plus depreciation, amortization, accretion, stock-based compensation expense, restructuring charges, impairment charges and acquisition costs as presented below:

	Income from continuing operations	$ 124,989	$ 115,193	$ 102,704	$ 460,932	$ 392,896
	Depreciation, amortization and accretion expense	106,682	105,534	103,551	431,008	393,543
	Stock-based compensation expense	27,630	27,280	21,631	102,940	82,735
	Restructuring charges	-	-	-	(4,837)	-
	Impairment charges	-	-	9,861	-	9,861
	Acquisition costs	4,229	438	1,939	10,855	8,822
	Adjusted EBITDA	$ 263,530	$ 248,445	$ 239,686	$ 1,000,898	$ 887,857

	The geographic split of our adjusted EBITDA is presented below:

	Americas income from continuing operations	$ 76,042	$ 70,691	$ 65,468	$ 279,785	$ 250,574
	Americas depreciation, amortization and accretion expense	62,623	58,939	59,833	250,007	236,581
	Americas stock-based compensation expense	20,926	20,591	16,641	78,129	63,763
	Americas restructuring charges	-	-	-	(4,837)	-
	Americas impairment charges	-	-	6,972	-	6,972
	Americas acquisition costs	15	83	1	5,634	(90)
	Americas adjusted EBITDA	159,606	150,304	148,915	608,718	557,800

	EMEA income from continuing operations	31,187	28,685	18,605	106,221	89,014
	EMEA depreciation, amortization and accretion expense	20,612	24,503	22,554	91,610	80,249
	EMEA stock-based compensation expense	3,616	3,596	2,633	13,315	10,370
	EMEA acquisition costs	4,214	355	1,603	5,040	3,979
	EMEA adjusted EBITDA	59,629	57,139	45,395	216,186	183,612

	Asia-Pacific income from continuing operations	17,760	15,817	18,631	74,926	53,308
	Asia-Pacific depreciation, amortization and accretion expense	23,447	22,092	21,164	89,391	76,713
	Asia-Pacific stock-based compensation expense	3,088	3,093	2,357	11,496	8,602
	Asia-Pacific impairment charges	-	-	2,889	-	2,889
	Asia-Pacific acquisition costs	-	-	335	181	4,933
	Asia-Pacific adjusted EBITDA	44,295	41,002	45,376	175,994	146,445

	Adjusted EBITDA	$ 263,530	$ 248,445	$ 239,686	$ 1,000,898	$ 887,857

(9)	We define cash gross margins as cash gross profit divided by revenues.

	Our cash gross margins by geographic region is presented below:

	Americas cash gross margins	73%	71%	72%	72%	71%

	EMEA cash gross margins	64%	64%	63%	64%	63%

	Asia-Pacific cash gross margins	64%	63%	66%	64%	65%

(10)	We define adjusted EBITDA margins as adjusted EBITDA divided by revenues.

	Americas adjusted EBITDA margins	49%	47%	50%	48%	48%

	EMEA adjusted EBITDA margins	41%	43%	39%	41%	42%

	Asia-Pacific adjusted EBITDA margins	47%	45%	49%	48%	48%

(11)	We define adjusted EBITDA flow-through rate as incremental adjusted EBITDA growth divided by incremental revenue growth as follows:

	Adjusted EBITDA - current period	$ 263,530	$ 248,445	$ 239,686	$ 1,000,898	$ 887,857
	Less adjusted EBITDA - prior period	(248,445)	(248,035)	(225,016)	(887,857)	(721,504)
	Adjusted EBITDA growth	$ 15,085	$ 410	$ 14,670	$ 113,041	$ 166,353

	Revenues - current period	$ 564,677	$ 543,084	$ 506,059	$ 2,152,766	$ 1,887,376
	Less revenues - prior period	(543,084)	(528,871)	(484,835)	(1,887,376)	(1,565,625)
	Revenue growth	$ 21,593	$ 14,213	$ 21,224	$ 265,390	$ 321,751

	Adjusted EBITDA flow-through rate	70%	3%	69%	43%	52%

CONTACT: Equinix Investor Relations Contacts: Katrina Rymill, Equinix, Inc., (650) 598-6583, krymill@equinix.com; Equinix Media Contacts: Melissa Neumann, Equinix, Inc., (650) 598-6098, mneumann@equinix.com; Liam Rose, Equinix, Inc., (650) 598-6590, lrose@equinix.com